PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To the Prospectus dated April 20, 2026)	Registration No. 333-291044

40,325,000 Shares of Common Stock

On July 29, 2026, Northwest Biotherapeutics, Inc. (the “Company”) entered into a $4.9 million convertible promissory note financing (the “Note”) with YA II PN, Ltd., per the Form 8-K filed with the SEC on July 31, 2026. The Note transaction involves potential share issuances related to the conversion of the Note principal amount, which shares are being registered pursuant to this prospectus supplement. The Company assumes an offering of 30,625,000 shares a price per share of $0.16 (the market closing price on July 29, 2026) with the understanding that the number of shares to be issued and their price may be higher or lower over time. The Company is also registering 9,700,000 shares issuable upon exercise of $2 million of warrants at a price per share of $0.205.

Our common stock, par value $0.001 per share (“Common Stock”) is traded on the OTCQB tier of the OTC Markets under the symbol “NWBO”.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-2 of this prospectus supplement and on page 3 of the accompanying prospectus and the documents incorporated by reference herein for a discussion of certain risks that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price per share of Common Stock	$0.16	$4,900,000
Proceeds to us after OID, a facility commitment fee and expenses		$4,655,000

The date of this prospectus supplement is July 31, 2026.

TABLE OF CONTENTS

Prospectus Supplement

About This Prospectus Supplement	S–ii
Cautionary Statement Regarding Forward-Looking Statements	S–iv
Prospectus Supplement Summary	S–1
Risk Factors	S–2
Use of Proceeds	S–2
Dividend Policy	S–2
Dilution	S–2
Description of Securities	S–3
Experts	S–5
Where You Can Find More Information	S–5
Incorporation of Certain Information by Reference	S–5

Prospectus

S-i

About This Prospectus Supplement

On October 24, 2025, we filed with the Securities and Exchange Commission, or “SEC,” a registration statement on Form S-3 (File No. 333-291044). On April 16, 2026 we filed a Post-Effective Amendment to convert that registration statement from Form S-3 to Form S-1. Under this shelf registration process, we may, from time to time, sell up to $250 million in the aggregate of Common Stock, preferred stock, depositary shares, warrants, various series of debt securities, share purchase contracts, share purchase units, and warrants to purchase any of such securities, either individually or in units.

Under this shelf registration process, we are offering to sell Common Stock using this prospectus supplement and the accompanying prospectus. In this prospectus supplement, we provide you with specific information about the securities that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our securities being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read this prospectus supplement and the accompanying prospectus as well as additional information described under “Incorporation of Certain Information by Reference” on page S-5 of this prospectus supplement before investing in our securities.

This prospectus supplement describes the specific terms of an offering of our securities and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. We have not authorized anyone to provide you with any other information. If you receive any information not authorized by us, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” of this prospectus supplement, before investing in our securities.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Our primary executive offices are located at 4800 Montgomery Lane, Suite 800, Bethesda, MD 20814, and our telephone number is (240) 497-9024. Our website address is http://www.nwbio.com. The information contained on our website is not a part of, and should not be construed as being incorporated by reference into this prospectus supplement or the accompanying prospectus.

S-ii

Unless the context otherwise requires, the “Company,” “we,” “us,” “our” and similar names refer to Northwest Biotherapeutics, Inc.

Prospective investors may rely only on the information contained in this prospectus supplement. We have not authorized anyone to provide prospective investors with different or additional information. This prospectus supplement is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement is correct only as of the date of this prospectus supplement, regardless of the time of the delivery of this prospectus supplement or any sale of these securities.

S-iii

Cautionary Statement Regarding Forward-Looking Statements

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated herein and therein by reference contain such forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.

The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus supplement and the prospectus, as well as other information we include or incorporate by reference in this prospectus supplement and the prospectus. Many factors could affect our actual results, including those factors described under “Risk Factors” in our Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated by reference herein. You should read these factors and other cautionary statements made in this prospectus supplement and the accompanying prospectus and the documents incorporated herein by reference. We do not assume any obligation to update any forward-looking statements made by us. Numerous factors could cause our actual results to differ materially from those described in forward- looking statements, including, among other things:

•	risks related to our abilities to carry out intended manufacturing expansions, validation and scale-up;

•	risks related to our ability to raise additional capital;

•	risks related to the progress, timing and results of clinical trials and research and development efforts involving our product candidates;

•	risks related to patient follow-up, data collection and validation, and data analysis in connection with clinical trials;

•	uncertainties as to whether interim and/or final data from clinical trials will be comparable to prior or other data, or will become better or worse as the data matures further;

•	uncertainties about statistical analyses of the data from clinical trials, and acceptable statistical methods and approaches;

•	uncertainties about the clinical trials process;

•	risks related to our ability to enroll patients in clinical trials and complete the trials on a timely basis;

•	uncertainties about the timely performance of third parties;

•	risks related to whether our products will demonstrate safety and efficacy;

•	risks related to our commercialization efforts and commercial opportunity for our DCVax product;

•	risks related to the submission of applications for and receipt of regulatory clearances and approvals;

•	risks related to our plans to conduct future clinical trials or research and development efforts;

•	risks and uncertainties related to our ability to carry out Specials cases (in the U.K.), Right to Try and/or compassionate use cases (in the U.S.) and/or other early or conditional or limited approvals;

•	risks related to our dependence upon key personnel;

S-iv

•	risks related to our reliance on third-party manufacturers;

•	risks related to our ability to remediate the material weaknesses in our internal control over financial reporting;

•	risks related to our need for additional financing;

•	risks related to possible reimbursement and pricing;

•	uncertainties about estimates of the potential market opportunity for our product candidates;

•	uncertainties about our estimated expenditures and projected cash needs;

•	uncertainties about our expectations about partnering, licensing and marketing; and

•	our broad discretion over the use of proceeds from any offering.

Please also see the discussion of risks and uncertainties under “Risk Factors” beginning on page 3 of the accompanying prospectus, in our most recent Annual Report on Form 10-K, and in our other reports filed with the SEC, incorporated herein by reference.

You should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus supplement, in the accompanying prospectus, in the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward- looking statements after the date of this prospectus supplement to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement or the accompanying prospectus or in any document incorporated herein or therein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the accompanying prospectus or the date of the document incorporated by reference herein or therein. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

S-v

Prospectus Supplement Summary

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in shares of our Common Stock. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading “RISK FACTORS” in this prospectus supplement on page S-2 and on page 3 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Securities Offered:	An aggregate of potentially 40,325,000 shares of Common Stock is being offered.

See “DESCRIPTION OF SECURITIES” on page S-3 for a description of factors you should consider carefully before deciding to invest in our securities.

Shares of Common Stock
Outstanding After Offering:	1,733,922,187 shares of Common Stock.(1)

Risk Factors:	Investing in our Common Stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “RISK FACTORS” on page S-2 of this prospectus supplement and page 3 of the accompanying prospectus, and under similar headings in the other documents, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Use of Proceeds:	We estimate that our net proceeds from the offering will be approximately $4,655,000, after deducting an original issue discount (OID) and estimated expenses payable by us in connection with such closing.

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures (including production facilities in the UK), research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, and acquisitions of new technologies and investments. See “USE OF PROCEEDS” on page S-2 of this prospectus supplement.

Market for the
Common Stock:	Our Common Stock is listed on the OTCQB tier of the OTC Markets under the symbol “NWBO”.

(1)	The number of shares of our Common Stock outstanding after this offering is based on 1,693,597,187 shares outstanding as of July 30, 2026.

S-1

Risk Factors

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risk factors in the accompanying prospectus and the risks and uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q, which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

For more information about our SEC filings, please see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Use of Proceeds

We estimate that our net proceeds from the offering will be approximately $4,655,000, after deducting an original issue discount (OID) and estimated expenses payable by us in connection with such closing.

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures (including production facilities in the UK), research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, and acquisitions of new technologies and investments.

We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

Dividend Policy

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

Dilution

In purchasing shares in this offering, the buyer’s interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our Common Stock after this offering. Our net tangible book value as of March 31, 2026 was $(90.7) million, or $(0.06) per share of Common Stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of Common Stock outstanding.

After giving effect to the sale by us of potentially 40,325,000 shares of our Common Stock in this offering at the assumed average offering price of $0.171 per share, and after deducting OID and estimated offering expenses payable by us, our net tangible book value as of March 31, 2026 would have been approximately $(84.1) million, or $(0.05) per share of Common Stock.

S-2

The following table illustrates the dilution:

Offering price per share		$0.171
Net tangible book value per share as of March 31, 2026	$(0.06)
Increase in net tangible book value per share after this offering	$0.01
Pro forma net tangible book value per share after this offering		$(0.05)
Dilution per share to the investor in this offering		$0.221

The above table is based on 1,606,857,011 million shares outstanding, including redeemable shares, as of March 31 2026 and excludes shares underlying derivative securities.

To the extent that any outstanding options or warrants are exercised, or we otherwise issue additional shares of Common Stock in the future, at a price less than the public offering price, there will be further dilution to the investor.

Description of Securities

On July 29, 2026 the Company entered into a $4.9 million convertible Promissory Note financing (the “Note”) with YA II PN, Ltd., an investment fund managed by Yorkville Advisors Global, LP (“Yorkville”). The term of the Note is 12 months. No payments are due until maturity. The Note carries an Original Issue Discount of five percent but no interest. The Note includes customary default provisions. During the term of the Note, it is convertible at the option of the holder, at a small discount to the then prevailing market price.

Pursuant to this prospectus supplement, the Company is offering 30,625,000 shares of our Common Stock at $0.16 per share as reserve shares available to pay principal and accrued interest on the Note totaling $4,900,000 with the understanding that the number of shares to be issued upon conversion of the Note may be greater than or less than this number as the effective conversion price may vary with time. These reserve shares are not issued or outstanding at this time.

In connection with the Note, Yorkville also obtained a warrant to purchase up to 9,700,000 shares of common stock at a price per share of $0.205 excercisable for a period of three years. Such warrant shares are being offered pursuant to this prospectus supplement.

Common Stock

The following is a description of the material terms and provisions of our Common Stock. It may not contain all the information that is important to you. You can access complete information by referring to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Bylaws, as amended (the “Bylaws”), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Under our Certificate of Incorporation, we have authority to issue 2,700,000,000 shares of Common Stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share. As of March 31, 2026 there were 1,647,182,011 shares of Common Stock outstanding and 766,747 shares of preferred stock outstanding.1 All shares of Common Stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable.

Dividends

Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, the holders of our Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of Common Stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to any rights that are granted to the holders of any class or series of preferred stock. As of the date of this prospectus, we have not declared or paid any cash dividends on our shares of Common Stock.

Voting Rights

Holders of Common Stock are entitled to one vote per share and do not have cumulative voting rights. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

1 This number includes those shares offered pursuant to this prospectus.

S-3

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of Common Stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights. Furthermore, holders of Common Stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Transfer Agent

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A. Its address is P.O. Box 30170, College Station, Texas 77842 and its phone number is (866) 282-9695.

Listing

Our Common Stock is traded on the OTCQB tier of the OTC Markets under the symbol “NWBO”.

S-4

Experts

The audited financial statements incorporated by reference in this prospectus have been so incorporated by reference in reliance upon the report of Cherry Bekaert LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said report.

Where You Can Find More Information

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at http://www.sec.gov. Information about us, including a link to our SEC filings, is also available on our website at http://nwbio.com. However, the information on our website is not a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are only part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement and the accompanying prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

Incorporation of Certain Information By Reference

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, are available at the SEC’s website at http://www.sec.gov as described in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on April 15, 2026;

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026, filed on May 15, 2026;

•	Our Current Reports on Form 8-K filed with the SEC on July 20, 2026;

•	All of our filings pursuant to the Exchange Act after the date of filing this prospectus supplement and prior to completion of the offering of securities being made hereby; and

•	The description of our Common Stock contained in our Registration Statement on Form 8-A filed on November 14, 2012, including any amendments or reports filed for the purpose of updating that description.

S-5

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus.

Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Northwest Biotherapeutics, Inc., 4800 Montgomery Lane, Suite 800, Bethesda, MD 20814, (240) 497-9024.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus and any other prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities offered hereby in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

S-6

PROSPECTUS

Northwest Biotherapeutics, Inc.

339,842,519 Shares of Common Stock

This prospectus relates to the sale and issuance of the following shares our common stock (the “Conversion Shares”):

•	the sale and issuance of up to 247,760,932 shares of common stock issuable upon conversion of up to $52.5 million of convertible promissory notes issued by the Company at a weighted average conversion price of $0.21 per share (the “Convertible Notes”); and

•	the sale and issuance of up to 92,081,587 shares of common stock issuable upon exercise of warrants issued by the Company at a weighted average exercise price of $0.27 per share (the “Warrants” and together with the Convertible Notes, the “convertible securities”)

You should read this prospectus and any prospectus supplement carefully before you invest.

Our common stock is traded on the OTCQB tier of the OTC Markets under the symbol “NWBO.” On April 15, 2026, the last reported sale price of our common stock was $0.20. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.

We will receive proceeds from our issuance of common stock upon a cash conversion of the Warrants. If the full amount of the Warrants is exercised for cash (meaning we issue the maximum possible number of shares of common stock upon conversion of the Warrants), we will receive gross cash proceeds of approximately $25.1 million. There can be no assurance that any warrantholder will undertake a cash conversion of their Warrants. We will not receive additional cash proceeds from the conversion of any Convertible Notes.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 15 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April         , 2026

Important Notice about the Information Presented in this Prospectus

We have not authorized any other person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus or in any of the documents that are incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement. For further information, see the section of this prospectus entitled “Where You Can Find More Information.” We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the applicable prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates. Neither this prospectus nor any accompanying supplement shall constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission and provides you with a general description of the Conversion Shares offered by us. From time to time, we may file one or more prospectus supplements to add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplements, together with additional information described below under the caption “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You may read the registration statement and other reports we file with the SEC on the SEC’s website, as further described below under the heading “Where You Can Find More Information.”

Unless otherwise expressly provided or the context otherwise requires, the terms “Northwest Biotherapeutics,” “the Company,” “our company,” “we,” “us,” “our” and similar names refer collectively to Northwest Biotherapeutics, Inc. and its subsidiaries.

There must be a current state blue sky registration or exemption from such registration for you to purchase or sell these securities.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker of such transaction must also be registered in that state.

We cannot guarantee that we will be able to effect any required blue sky registrations or qualifications. You will have the ability to purchase these securities only if such securities have been qualified for sale under the laws of the state where the offer and sale is to occur, or if they fall within an exemption from registration. We will not knowingly sell any securities to purchasers in jurisdictions in which such sales are not registered or otherwise qualified for issuance or exempt from registration. As a result, there may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities.

ABOUT NORTHWEST BIOTHERAPEUTICS, INC.

We are a biotechnology company focused on developing personalized immune therapies for cancer. We have developed a platform technology, DCVax®, which uses activated dendritic cells to mobilize a patient’s own immune system to attack their cancer.

Our lead product, DCVax®-L, is designed to treat solid tumor cancers in which the tumor can be surgically removed. We have completed a 331-patient international Phase III trial of DCVax-L for Glioblastoma multiforme brain cancer (GBM), published the results in the JAMA Oncology peer reviewed journal, and on December 20, 2023 we submitted a Marketing Authorization Application (MAA) for commercial approval in the U.K. We plan to conduct clinical trials of DCVax-L for other solid tumor cancers in the future, when resources permit. Our second product, DCVax®-Direct, is designed to treat inoperable solid tumors. A 40-patient Phase I trial has been completed, and included treatment of a diverse range of more than a dozen types of cancers. We plan to work on preparations for Phase II trials of DCVax-Direct as resources permit.

Corporate Information

We were formed in 1996 and incorporated in Delaware in July 1998. Our principal executive offices are located in Bethesda, Maryland, and our telephone number is (240) 497-9024. Our website address is www.nwbio.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, results of operation, financial condition or prospects.

THE OFFERING

Securities Offered:	An aggregate of potentially up to 339,842,519 shares of common stock is being offered.

Shares of Common Stock Outstanding Assuming Exercise of all Convertible Securities:	1,946,699,530 shares of common stock(1)

Risk Factors:	Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 3 of this prospectus and under similar headings in the other documents, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, that are incorporated by reference into this prospectus.

Use of Proceeds:	We intend to use any net proceeds from the issuance of the Conversion Shares for general corporate purposes, which may include working capital, capital expenditures (including production facilities in the UK), research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, and acquisitions of new technologies and investments. There can be no assurance that any holder of convertible securities will exercise those securities. See “Use of Proceeds” on page 7 of this prospectus.

Market for the Common Stock:	Our common stock is listed on the OTCQB tier of the OTC Markets under the symbol “NWBO”.

(1)  The number of shares of our common stock outstanding after this offering is based on 1,606,857,011 shares outstanding as of March 31, 2026.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements.

The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus, including the uncertainties associated with product development, the risk that products that appeared promising in early clinical trials do not demonstrate safety and efficacy in larger-scale clinical trials, the risk that we will not obtain approval to market our products, the risks associated with dependence upon key personnel and the need for additional financing, as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. Many factors could affect our actual results, including those factors described under “Risk Factors” in our Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated by reference in this prospectus. You should read these factors and other cautionary statements made in this prospectus and any accompanying prospectus supplement, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and any accompanying prospectus supplement, and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements made by us.

Numerous factors could cause our actual results to differ materially from those described in forward-looking statements, including, among other things:

•	risks related to our abilities to carry out intended manufacturing expansions, validation and scale-up;

•	risks related to our need for additional financing and our ability to obtain such additional financing;

•	risks related to our ability to continue as a going concern;

•	risks related to our ability to identify and remediate the material weaknesses in our internal control over financial reporting;

•	risks related to the progress, timing and results of clinical trials, our reliance on third parties for the management of clinical trials, and research and development efforts involving our product candidates;

•	risks related to patient follow-up, data collection and validation, and data analysis in connection with clinical trials;

•	risks related to whether our products will demonstrate safety and efficacy;

•	risks related to our commercialization efforts and commercial opportunity for our DCVax product;

•	risks related to the submission of applications for and receipt of regulatory clearances and approvals;

•	risks related to our ability to successfully compete against (i) generic medicinal products that may be approved or (ii) our competitors who have substantially greater resources than we do;

•	risks and uncertainties related to our ability to carry out Specials cases (in the U.K.), Right to Try and/or compassionate use cases (in the U.S.) and/or other early or conditional or limited approvals;

•	risks related to our dependence upon key personnel;

•	risks related to our reliance on third-party manufacturers, where applicable;

•	risks related to potential product liability claims or environmental regulatory requirements, and our ability to obtain adequate insurance in relation thereto on reasonable terms or at all;

•	risks related to our intellectual property rights and potential infringement claims;

•	risks related to possible reimbursement and pricing;

•	uncertainties about estimates of the potential market opportunity for our product candidates;

•	uncertainties about our estimated expenditures and projected cash needs;

•	uncertainties about our expectations about partnering, licensing and marketing; and

•	our broad discretion over the use of proceeds from any offering.

You should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus, in any accompanying prospectus supplement, in the documents that we incorporate by reference into this prospectus and any accompanying prospectus supplement and in other documents that we file with the SEC. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this prospectus to reflect future events or circumstances. We qualify any and all of our forward-looking statements by these cautionary factors.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or any accompanying prospectus or in any document incorporated herein or therein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or any accompanying prospectus or the date of any document incorporated by reference herein or therein. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Use Of Proceeds

We will receive proceeds from our issuance of common stock upon a cash conversion of the Warrants. If the full amount of the Warrants is exercised for cash (meaning we issue the maximum possible number of shares of common stock upon conversion of the Warrants), we will receive gross cash proceeds of approximately $25.1 million. There can be no assurance that any warrantholder will undertake a cash conversion of their Warrants. We will not receive additional cash proceeds from the conversion of any Convertible Notes.

We intend to use any net proceeds from the issuance of the Conversion Shares for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, and acquisitions of new technologies and investments. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities.

We will bear all other costs, fees and expenses incurred in effecting the registration of the offer and sale of the shares of common stock covered by this prospectus and any accompanying prospectus supplement.

DILUTION

In purchasing Conversion Shares, the buyer’s interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of December 31, 2025 was $(101.4) million, or $(0.07) per share of common stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of common stock outstanding.

After giving effect to the potential sale by us of up to 339,842,519 shares of our common stock in this offering at the weighted average offering price of $0.228 per share, and after deducting original issue discount and estimated offering expenses payable by us, our net tangible book value as of December 31, 2025 would have been approximately $(23.8) million, or $(0.01) per share of common stock.

The following table illustrates the dilution:

Offering price per Conversion Share		$0.228
Net tangible book value per share as of December 31, 2025	$(0.07)
Increase in net tangible book value per share after the offering of Conversion Shares	$0.06
Pro forma net tangible book value per share after the offering of Conversion Shares		$(0.01)
Dilution per share to the investor in the offering of Conversion Shares		$0.238

The above table is based on 1,555.4 million shares outstanding, including redeemable shares, as of December 31, 2025 and excludes shares underlying derivative securities.

To the extent that any outstanding options or warrants are exercised, or we otherwise issue additional shares of common stock in the future, at a price less than the public offering price for the Conversion Shares, there will be further dilution to the investor.

Description Of Common Stock

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our Bylaws, as amended (the “Bylaws”), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part or incorporated by reference to our other filings with the SEC.

General

Under our Certificate of Incorporation, we have authority to issue 2,600,000,000 shares of common stock, par value $0.001 per share. As of March 31, 2026, there were 1,606,857,011 shares of common stock issued and outstanding. All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable.

Dividends

Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, the holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to any rights that are granted to the holders of any class or series of preferred stock. As of the date of this prospectus, we have not declared or paid any cash dividends on our shares of common stock.

Voting Rights

Holders of common stock are entitled to one vote per share and do not have cumulative voting rights. An election of directors by our stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Transfer Agent

The transfer agent and registrar for our common and preferred stock is Computershare Trust Company, N.A. Its address is P.O. Box 30170, College Station, Texas 77842 and its phone number is (866) 282-9695.

Listing

Our common stock is traded on the OTCQB tier of the OTC Markets under the symbol “NWBO.”

Certain Anti-Takeover And Indemnification Provisions Of Our Certificate Of

Incorporation And By-Laws And Delaware Law

The following is a summary of certain anti-takeover and indemnification provisions of the DGCL and our Certificate of Incorporation and Bylaws which affect us and our stockholders. Such provisions of the DGCL and our Certificate of Incorporation and Bylaws may make more difficult the acquisition of the Company by tender offer, a proxy contest or otherwise or the removal of our officers and directors. The description below is intended as only a summary. You can access more information by referring to the DGCL and our Certificate of Incorporation and Bylaws, and the following summary is qualified in its entirety by reference such documents and the applicable provisions of the DGCL.

Certificate of Incorporation and Bylaws

Our Certificate of Incorporation, as amended, and our Bylaws, each as currently in effect, also contain certain provisions that may delay, discourage or make more difficult a third-party acquisition of control of us:

•	a classified board of directors, with three classes of directors, each serving for a staggered three-year term, such that not all members of the board of directors may be elected at one time;

•	any vacancies on the board of directors may be filled by a majority of the directors then serving, although not a quorum;

•	shareholders may not cumulate votes in the election of directors;

•	a director may be removed from office only for cause at a special meeting of stockholders called for that purpose, by the affirmative vote of the holders of not less than two-thirds of the shares entitled to elect the director or directors whose removal is being sought;

•	the ability of the board of directors to issue preferred stock that could dilute the stock ownership of a potential unsolicited acquirer and so possibly hinder an acquisition of control of us that is not approved by our board of directors, including through the use of preferred stock in connection with a shareholder rights plan which we could adopt by action of the board of directors;

•	the requirement that certain provisions of the Certificate of Incorporation, including some of the provisions discussed herein, can only be amended with an affirmative vote of the holders at least two-thirds of the then-outstanding voting stock;

•	the requirement that the Bylaws may be amended by the board of directors or by the stockholders; provided that in the case of amendments by the stockholders the affirmative vote of at least 66 2/3% of the then outstanding voting stock is required;

•	the requirement for shareholders to satisfy advance notice procedures to submit proposals or nominate directors for consideration at a stockholders meeting;

•	the restriction that special meetings of the shareholders may only be called by the Chairman of the Board (if any) or the Chief Executive Officer and shall be called by the Secretary at the written request, or by resolution adopted by the affirmative vote of a majority of the Corporation’s directors; and

•	the limitation of matters to be acted upon at an annual meeting of stockholders to those matters proposed by the Company or properly brought before the meeting and the limitation of matters to be acted upon at a special meeting of stockholders to matters which we place on the agenda for the meeting.

Delaware Takeover Statute

We are governed by Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that the stockholder became an interested stockholder, unless:

•	before that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers or which can be issued under employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines an interested stockholder as any entity or person who, with affiliates and associates owns, or within the three year period immediately prior to the business combination, beneficially owned 15% or more of the outstanding voting stock of the corporation. Section 203 defines business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that increases the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Copies of our Certificate of Incorporation and Bylaws, as amended, have been filed with and are publicly available at or from the SEC as described under the heading “Where You Can Find More Information.”

Limitation of Liability; Indemnification

Our Certificate of Incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty to the fullest extent permitted by the DGCL. Our Bylaws also provide that we must indemnify our directors and officers to the fullest extent permitted by the DGCL and also provide that we must pay expenses, as incurred, to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of Northwest Biotherapeutics pursuant to the foregoing provisions or otherwise, the SEC has announced that, in the opinion of the SEC, indemnification under the Securities Act is against public policy and is unenforceable.

Plan Of Distribution

The common stock referenced on the cover page of this prospectus will be offered solely by us and will be issued and sold upon the exercise of the outstanding convertible securities as described herein. No fractional shares of common stock will be issued upon exercise of the outstanding convertible securities.

Experts

The consolidated financial statements of Northwest Biotherapeutics appearing in Northwest Biotherapeutics’ Annual Report on Form 10-K as of and for the years ended December 31, 2025 and December 31, 2024 have been audited by Cherry Bekaert LLP, independent registered public accounting firm, as set forth in their report thereon, included therein (which contains an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern), and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Validity Of The Securities

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Gibson, Dunn & Crutcher LLP or others named in the applicable prospectus supplement.

Where You Can Find More Information

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at http://www.sec.gov. Information about us, including a link to our SEC filings, is also available on our website at“www.nwbio.com”. However, the information included on our website is not a part of this prospectus or any prospectus supplement.

 This prospectus is part of a registration statement on Form S-1 that we filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You can obtain a copy of the registration statement from the SEC’s website.

Incorporation Of Certain Documents By Reference

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents. Incorporation by reference allows us to disclose important information to you by referring you to those other documents that contain that information. Any information that we incorporate by reference is considered part of this prospectus. The documents and reports that we list below are incorporated by reference into this prospectus. In addition, all documents and reports which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus are incorporated by reference in this prospectus as of the respective filing dates of these documents and reports, provided, however, that we are not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Statements contained in documents that we file with the SEC that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC, which documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on April 15, 2026;

(2)	Our Current Reports on Form 8-K filed on January 2, 2026, January 15, 2026 and April 7, 2024; and

(3)	The description of our common stock contained in our registration statement on Form 8-A filed November 14, 2012, as updated by the description of our common stock contained in Exhibit 4.1 to our annual report on Form 10-K for the fiscal year ended December 31, 2025, and any amendments or reports filed for the purpose of updating that description.

Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed above and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the filing date of the initial registration statement of which this prospectus forms a part and the effectiveness of such registration statement and following the effectiveness of such registration statement until any offering of the securities under the registration statement is terminated or completed.

You may request a copy of these documents, which will be provided to you at no cost, by contacting:

Northwest Biotherapeutics, Inc.

4800 Montgomery, Lane, Suite 800

Bethesda, MD 20814

Attention: Corporate Secretary

(240) 497-9024

We have not authorized any other person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus or in any of the documents that are incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you or representations that others may make. We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.